UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2015

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

JBBR Acquisition

JBBR Purchase Agreement

On February 19, 2015, Arc Terminals Joliet Holdings LLC, a Delaware limited liability company (“Buyer”) and a wholly owned subsidiary of Arc Logistics Partners LP (the “Partnership”) that will, upon the closing of the acquisition described herein, be owned jointly by the Partnership and an affiliate of GE Energy Financial Services (“GE EFS”), entered into a Membership Interest Purchase Agreement (the “JBBR Purchase Agreement”) pursuant to which Buyer has agreed, subject to the terms and conditions thereof, to acquire from CenterPoint Properties Trust (the “Seller”), for a base cash purchase price of $216 million, all of the issued and outstanding membership interests in Joliet Bulk, Barge & Rail LLC (“JBBR”; and such acquisition, the “JBBR Acquisition”), which among other things owns a crude-by-rail terminal facility and a 4-mile crude oil pipeline that are in the final stages of construction in Joliet, Illinois (the “Facility”). In connection with the JBBR Acquisition, the Partnership has entered into a joint venture arrangement with GE EFS. Upon the closing of the JBBR Acquisition (the “Closing”), an affiliate of GE EFS will own 40% of Buyer, with the remaining 60% owned by the Partnership. The Partnership will manage the ongoing operations of Buyer and its subsidiaries, including JBBR.

The base purchase price payable by Buyer for JBBR is subject to downward adjustment if, under the contractual arrangements with the Facility’s major customer, the Facility is not commercially operable within 30 days of the Facility’s guaranteed completion date (which is currently scheduled for April 19, 2015) and, thereafter, the Facility’s major customer, as the current sole contracted customer of the Facility pursuant to a three-year terminal services agreement (based on minimum throughput commitments), elects in accordance with such agreement to reduce the volumes it has committed to the Facility and the fees associated therewith (the base purchase price, as adjusted, the “JBBR Purchase Price”). Buyer is also required to pay to the Seller earn-out payments for each barrel of petroleum product that is either delivered to or received from the Facility (without duplication) or for which JBBR receives payment under minimum volume commitments regardless of actual throughput activity. Buyer’s earn-out obligations to Seller will terminate upon the payment, in the aggregate, of $27 million.

The Closing is subject to customary closing conditions as well as the commencement of the payment obligations of the Facility’s major customer pursuant to its terminal services agreement with JBBR (which will occur at the time the Facility becomes commercially operable). The Partnership expects the Closing to occur in mid to late April 2015. Either Buyer or the Seller may terminate the JBBR Purchase Agreement without liability if the Closing has not occurred on or before May 18, 2015.

In connection with the execution and delivery of the JBBR Purchase Agreement, the Partnership delivered to Seller on behalf of Buyer a deposit letter of credit (the “Letter of Credit”) issued by SunTrust Bank in the amount of $10 million. Upon the occurrence of certain termination events attributable to Buyer’s failure to close the JBBR Acquisition, the Seller has the right to either draw upon the Letter of Credit as liquidated damages or exercise rights of specific performance, as more fully set forth in the JBBR Purchase Agreement. Seller’s right of specific performance includes the right to enforce equity commitment letters delivered to Buyer by, respectively, the Partnership and an affiliate of GE EFS (as described below), subject to the terms and conditions of such equity commitment letters.

At the Closing, the Seller and JBBR will enter into a construction management agreement under which the Seller will manage the performance and completion of any remaining final construction work at the Facility at its sole cost. At the Closing, a portion of the JBBR Purchase Price equal to the Seller’s good faith estimate of such costs, plus certain final payments to come due under the Facility’s construction contract upon final completion thereof, will be placed into third-party escrow and drawn on from time to time by the Seller to satisfy such amounts.

The JBBR Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the JBBR Purchase Agreement.

The foregoing description of the JBBR Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the JBBR Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The representations, warranties and covenants contained in the JBBR Purchase Agreement were made solely for the purposes of the JBBR Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are, in certain cases, subject to the limitation agreed upon by Buyer and Seller, including being qualified by confidential disclosure schedules exchanged between the parties in connection with the execution and delivery of the JBBR Purchase Agreement. The representations and warranties contained in the JBBR Purchase Agreement may have been made for the purposes of allocating contractual risk between the parties thereto rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Equity Commitment Letters

On February 19, 2015, each of the Partnership and Aircraft Services Corporation (the “GE Equity Provider”), an affiliate of GE EFS, entered into separate equity commitment letters with Buyer under which the Partnership and GE Equity Provider agreed to contribute to Buyer sixty percent (60%) and forty percent (40%), respectively, of the JBBR Purchase Price to enable the Buyer to consummate the acquisition of JBBR. The obligations of the Partnership and GE Equity Provider to make such funding available to the Buyer at the Closing are subject to customary funding conditions, including the satisfaction (or waiver by Buyer) of all conditions to Buyer’s obligation to consummate the JBBR Acquisition pursuant to the JBBR Purchase Agreement, as more fully set forth in the respective equity commitment letters provided by the Partnership and GE Equity Provider. Following the Closing, the Partnership and GE EFS will indirectly own sixty percent (60%) and forty percent (40%), respectively, of the Buyer.

The Partnership intends to fund its obligations under its equity commitment letter as described below under “Financing of the Partnership Equity Commitment.”

The foregoing description of the equity commitment letters to be provided by the Partnership (the “Partnership Equity Commitment Letter”) and GE Equity Provider (the “GE Equity Commitment Letter” and, together with the Partnership Equity Commitment Letter, the “Equity Commitment Letters”) are not complete and are qualified in their entirety by reference to the full text of the Partnership Equity Commitment Letter and the GE Equity Commitment Letter, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Interim Investors Agreement

On February 19, 2015, the Partnership and EFS-S LLC (and an affiliate of GE EFS and, as such, “GE JV Partner”) entered into an interim investors agreement (the “Interim Investors Agreement”), which governs the actions of Buyer and the relationship between the Partnership and GE JV Partner as it relates to Buyer until the earlier of the Closing and the termination of the JBBR Purchase Agreement. The Partnership and GE JV Partner have agreed to enter into an amended and restated limited liability company agreement of Buyer concurrently with the Closing on terms consistent with terms set forth in the Interim Investors Agreement.

The Interim Investors Agreement provides that certain matters require the consent of both the Partnership and GE JV Partner, including with respect to (i) amending or modifying the JBBR Purchase Agreement or waiving any of Buyer’s rights thereunder, (ii) waiving any condition to the Closing, (iii) determining that Seller has breached any of its representations, warranties or covenants under the JBBR Purchase Agreement or enforcing Buyer’s remedies in connection therewith and (iv) Buyer entering into certain agreements prior to the Closing. The consent of the Partnership or GE JV Partner will not be required in the event such party (or such party’s affiliate a party to the GE Equity Commitment Letter), has, among other things, failed to fund its equity commitment to Buyer or breached its obligations under the Interim Investors Agreement. The Partnership will have sole authority with respect to agreements to be entered into or actions to be taken relating to the financing of the Partnership Equity Commitment, as described below. The Interim Investors Agreement also contains provisions that require each of the Partnership and GE JV Partner to indemnify the other party for any losses suffered by the indemnified party if, among other things, the indemnifying party (or, in the case of GE JV Partner, its affiliate a party to the GE Equity Commitment Letter) failed to fund its equity commitment, or if Buyer breached its obligations under the JBBR Purchase Agreement, and such breach resulted from the GE JV Partner (or its affiliate a party to the GE Equity Commitment Letter) or the Partnership causing the Closing of the JBBR Acquisition not to occur.

The foregoing description of the Interim Investors Agreement is not complete and is qualified in its entirety by reference to the full text of the Interim Investors Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Material Relationships Relating to Interim Investors Agreement

GE EFS owns, indirectly, interests in Lightfoot Capital Partners, LP and in its general partner, Lightfoot Capital Partners GP LLC (together, “Lightfoot”). Lightfoot has a significant interest in the Partnership through its ownership of a 42.9% limited partner interest in the Partnership (prior to giving effect to the issuance by the Partnership of common units in the PIPE Transaction described below), 100% of the limited liability company interests in Arc Logistics GP LLC, the general partner of the Partnership (the “General Partner”), and all of the Partnership’s incentive distribution rights. A Managing Director of GE EFS, which is an affiliate of General Electric Capital Corporation, serves on the board of directors of the General Partner.

Financing of the Partnership Equity Commitment

PIPE Transaction

On February 19, 2015, the Partnership entered into a Unit Purchase Agreement (the “PIPE Purchase Agreement”) with the purchasers named therein (the “PIPE Purchasers”) to sell 4,411,765 common units at a price of $17.00 per unit (the “Common Unit Purchase Price”) in a private placement (the “PIPE Transaction”). The Common Unit Purchase Price will be reduced by the Partnership’s first quarter 2015 distribution in respect of its Common Units if the closing of the PIPE Transaction is after the record date for such distribution. The Partnership will use the proceeds from the private placement (totaling $75 million before placement agent commissions and expenses) to fund a portion of the Partnership’s obligations (the “Partnership Equity Commitment”) under the Partnership Equity Commitment Letter. If the PIPE Purchase Agreement is terminated pursuant to its terms, including on account of the termination of the JBBR Purchase Agreement or if the closing under the PIPE Purchase Agreement fails to occur by May 18, 2015, the Partnership shall pay to each PIPE Purchaser a commitment fee of 1% of such PIPE Purchaser’s commitment amount under the PIPE Purchase Agreement. During the period commencing on the date of execution of the PIPE Purchase Agreement and ending 90 days following the date of the closing of the PIPE Transaction, the Partnership is restricted under the PIPE Purchase Agreement from issuing, without the consent of the PIPE Purchasers holding a majority of the purchased Common Units (or, prior to closing, the PIPE Purchasers entitled to acquire at closing a majority of such Common Units), equity securities of the Partnership except for, in general, common units of the Partnership issued at or above a stated issuance price in (or to fund) an acquisition that is determined by the Board of Directors of the general partner of the Partnership to result in an increase in the Partnership’s distributable cash flow over the first full four quarters following such acquisition. The issuance of the Common Units pursuant to the PIPE Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

The closing of the PIPE Transaction is subject to certain customary conditions, including the concurrent closing of the JBBR Acquisition and the funding by the lenders under the Debt Financing.

Pursuant to the PIPE Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the PIPE Purchasers in connection with the closing of the PIPE Transaction, pursuant to which the Partnership will file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The PIPE Purchase Agreement contains customary representations, warranties and covenants, including indemnification provisions, subject to the limitations set forth therein.

The foregoing description of the PIPE Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the PIPE Purchase Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Material Relationships Relating to PIPE Transaction

MTP Energy Master Fund Ltd. (“Magnetar PIPE Investor”), one of the PIPE Purchasers, has committed $9.5 million to the purchase of Common Units in the PIPE Transaction. Magnetar Financial LLC controls the investment manager of the Magnetar PIPE Investor, and an affiliate of Magnetar Financial LLC also owns interests in Lightfoot Capital Partners, LP and in its general partner, Lightfoot Capital Partners GP LLC, which is the sole owner of the General Partner. The Head of the Energy Group of Magnetar Financial LLC also serves on the board of directors of the General Partner.

Debt Financing

On February 19, 2015, the Partnership’s operating subsidiary, Arc Terminals Holdings LLC, entered into a commitment letter with SunTrust Bank and SunTrust Robinson Humphrey, Inc. (together, “SunTrust” and such letter, the “Debt Commitment Letter”) that (i) sets forth the terms and conditions of an incremental senior secured credit facility (the “Incremental Facility”) consisting of an increase to the revolving credit facility set forth in the Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (as amended, the “Existing Credit Agreement”), in an amount such that the aggregate amount of all outstanding loans and commitments under the Existing Credit Agreement will not exceed $275 million and the effectiveness of which remains subject to the receipt of consents from the necessary lenders under the Existing Credit Agreement and (ii) pursuant to which SunTrust agreed to provide 100% of a backstop senior secured credit facility of up to $275 million (the “Backstop Commitment” and, together with the Incremental Facility, the “Debt Financing”) in order to refinance the Existing Credit Agreement in the event that consents are not received from the necessary lenders to approve the Incremental Facility.

The obligations and commitments of SunTrust under the Debt Commitment Letter are subject to a number of customary conditions, including the simultaneous occurrence of the closing of the JBBR Acquisition and execution and delivery of certain definitive documentation. The commitments and obligations under the Debt Commitment Letter terminate on May 18, 2015 unless otherwise agreed.

The foregoing description of the Debt Commitment Letter is not complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under the headings “Equity Commitment Letters” and “Debt Financing” is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading “PIPE Transaction” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

On February 20, 2015 the Partnership issued a press release announcing the JBBR Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 20, 2015, the Partnership posted a presentation on the Investors page of its website, www.arcxlp.com, containing information regarding the JBBR Acquisition. A copy of this presentation is furnished and attached as Exhibit 99.2 hereto and is incorporated by reference into this Item 7.01.

The information provided in this Item 7.01 (including the press release and presentation furnished as Exhibits 99.1 and 99.2, respectively) shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01.	Other Events.

JBBR Overview

JBBR owns the Facility, which is under construction in Joliet, Illinois and located on a 151-acre parcel of owned real property. The Facility has an expandable loop track design and will initially be capable of receiving two, 120 car unit trains (each unit train with capacity of 60,000 to 70,000 barrels), with expansion capacity for a third unit train. The Facility has a 120 position unloading rack with 60 steaming positions that will initially be capable of unloading 85,000 barrels per day, with expansion capacity for a second unloading rack, which would increase the unloading capacity to 140,000 barrels per day. The Facility also has on-site storage and blending tanks with 300,000 barrels of capacity and permitting in place to double tank storage capacity, along with a direct rail connection to the Canadian National Railroad and the potential to directly connect to the Burlington Northern Santa Fe Railroad.

Through its wholly owned subsidiary, JBBR owns a 20-inch pipeline approximately four miles in length connecting the Facility to a common carrier pipeline, providing flow capacity of 210,000 barrels per day.

At Closing, the Facility will be supported by a terminal services agreement and a throughput and deficiency agreement with a major oil company, each having a term of three years based on minimum volume commitments.

JBBR also owns (i) an operational barge terminal located on the Des Plaines River, covering approximately 9.3 acres with approximately 600 linear feet of concrete seawall and approximately 1,850 linear feet of total river frontage, providing barge access to and from the Illinois and Mississippi Rivers and connecting the Great Lakes to the Gulf Coast and (ii) 84 acres of land adjacent to the Facility that provide the ability to further grow liquid or dry bulk operations and increase storage capacity.

Risk Factors

The Partnership may not be able to consummate its pending JBBR Acquisition, which could adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

The JBBR Purchase Agreement contains customary closing conditions. It is possible that one or more closing conditions may not be satisfied or, if not satisfied, that such condition may not be waived by the other party. Additionally, Buyer’s obligation to consummate the Closing is not conditioned on the completion of the related debt or equity financing, and Buyer may fail to satisfy its obligation to consummate the acquisition after all conditions precedent to such obligation have been satisfied.

Furthermore, the Partnership furnished the Seller with a Letter of Credit issued by SunTrust Bank in the amount of $10 million on behalf of Buyer. Subject to the Seller’s right to seek specific performance, the Seller may draw down on the Letter of Credit as liquidated damages as its sole and exclusive remedy if the JBBR Purchase Agreement is terminated due to (i) Buyer’s material uncured breach of the JBBR Purchase Agreement that results in a failure of the Seller’s conditions to the Closing or (ii) Buyer’s failure to close the JBBR Acquisition within three business days after the date on which it is obligated to close pursuant to the terms of the JBBR Purchase Agreement. In the event Buyer fails to complete the Closing by the date the Closing is required to have occurred under the JBBR Purchase Agreement, the Seller may seek specific performance of Buyer’s obligation to enforce the Equity

Commitment Letters and fund the JBBR Purchase Price at Closing if (i) all of the conditions to Closing are satisfied, (ii) the Debt Financing has been funded or the parties providing the Debt Financing have confirmed in writing that the Debt Financing will be funded at Closing and (iii) the Seller has confirmed in writing that if specific performance is granted and Buyer funds the JBBR Purchase Price, the Seller will take such actions within its control to cause the Closing to occur.

If the Partnership does not consummate the JBBR Acquisition for the reasons described above, or otherwise, and the Seller exercises the remedies described above (whether by drawing down on the Letter of Credit or exercising rights of specific performance), the Partnership’s business, financial condition, results of operations and ability to make distributions to the Partnership’s unitholders could be adversely affected.

The JBBR Acquisition is subject to substantial risks that could adversely affect the Partnership business, financial condition, results of operations and the Partnership’s ability to make distributions to its unitholders.

The JBBR Acquisition involves potential risks, including, among other things:

•	the validity of the Partnership’s assumptions about revenues, operating costs and capital expenditures of the Facility;

•	the validity of the Partnership’s assessment of environmental and other liabilities;

•	the costs associated with additional debt or equity capital, which may result in a significant increase in the Partnership’s interest expense and financial leverage resulting from the additional debt incurred to finance the acquisition, or the issuance of the common units on which the Partnership will make distributions, either of which could offset the expected accretion to the Partnership’s unitholders from such acquisition and could be exacerbated by volatility in the equity or debt capital markets;

•	a failure to realize anticipated benefits, such as increased distributions, enhanced competitive position or new customer relationships;

•	the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;

•	the limitations of the representations, warranties and indemnifications by the Seller in the JBBR Purchase Agreement, and the Partnership’s diligence into the business;

•	operating a significantly larger combined organization and adding new or expanded operations;

•	difficulties in the assimilation of JBBR and the Facility;

•	an inability to replace the third-party contractor selected by JBBR to provide operating services to JBBR at the Facility, or the inability to hire, train or retain qualified personnel to manage and operate the Facility should the services of such third-party operator terminate;

•	the potential impact of the announcement or consummation of the proposed acquisition on relationships, including with employees, suppliers, customers and competitors;

•	coordinating geographically disparate organizations, systems and facilities; and

•	the diversion of management’s and employees’ attention from other business concerns.

If any of these risks materialize, the JBBR Acquisition may adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

The representations, warranties, and indemnifications by the Seller are limited in the JBBR Purchase Agreement, and the Partnership’s diligence into the Facility has been limited; as a result, the assumptions on which the Partnership’s estimates of future results of the Facility have been based may prove to be incorrect in a number of material ways, resulting in the Partnership not realizing the expected benefits of the JBBR Acquisition.

The representations and warranties by the Seller are limited in the JBBR Purchase Agreement, and the Partnership’s diligence into the Facility has been limited. In addition, the JBBR Purchase Agreement does not provide any indemnities other than those specifically set forth in the JBBR Purchase Agreement and subject to the limitations set forth therein. As a result, the assumptions on which the Partnership’s estimates of future results of the Facility have been based may prove to be incorrect in a number of material ways, resulting in the Partnership not realizing its expected benefits of the JBBR Acquisition, including anticipated increased cash flow.

Financing the JBBR Acquisition will materially increase the Partnership’s indebtedness.

The Partnership intends to finance a portion of the Partnership Equity Commitment under the Partnership Equity Commitment Letter with the proceeds from the PIPE Transaction and expects that the remaining portion of the Partnership Equity Commitment and related fees and expenses will be funded with borrowings under the Incremental Facility. This increase in the Partnership’s indebtedness may increase its interest expense and reduce its flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.

The pendency of the JBBR Acquisition could adversely affect the business and operations of the Partnership and JBBR.

In connection with the pending JBBR Acquisition, some employees, suppliers, customers and competitors of each of the Partnership and JBBR may delay or defer decisions, which could negatively impact the revenues, earnings, cash flows and expenses of the Partnership or JBBR, regardless of whether the JBBR Acquisition is completed. In addition, due to operating covenants in the JBBR Purchase Agreement, JBBR may be unable, during the pendency of the JBBR Acquisition, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business.

The ability of JBBR to generate cash is substantially dependent upon a terminal services agreement and a throughput and deficiency agreement, and if the customer fails to perform its contract obligations for any reason, the Partnership’s business, financial condition and results of operations and ability to make distributions to its unitholders may be materially and adversely affected.

The Facility will generate all of its revenues from its sole customer, which has entered into a terminal services agreement and a throughput and deficiency agreement with JBBR. The Partnership may not be able to replace the terminal services agreement or the throughput and deficiency agreement on desirable terms, or at all, if either agreement is terminated. Furthermore, there is no guarantee that JBBR will be able to attract and retain additional customers or develop additional sources of revenue. If the sole customer fails to perform its financial obligations to JBBR under the terminal services agreement and the throughput and deficiency agreement, the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders could be materially and adversely affected.

The Facility is under construction and has not commenced operations and may not perform as expected. The Facility may fail to operate efficiently or reliably or as expected, which could adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

Although the Closing is conditioned upon, among other things, the Facility being commercially operable, the Facility remains under construction. Therefore, the Partnership’s expectations of the operating performance of the Facility is based on assumptions and estimates made without the benefit of operating history. The ability of the Facility to meet the Partnership’s performance expectations is subject to the risks inherent in newly constructed crude-by-rail terminal and pipeline facilities and the construction of such facilities. The Facility will be JBBR’s only operating asset and will initially generate all of its operating cash flow. It is possible that the Partnership will discover issues that adversely impact efficient and reliable operations, and the failure of the Facility to perform as the Partnership expects could have a material adverse effect on the Partnership’s financial condition, results of operations, cash flows and ability to make distributions to its unitholders.

JBBR is subject to interruptions of supply as a result of its reliance on railroads for transportation of domestic crude oil.

Rail transportation serves as a critical link in the supply of crude oil to the Facility. If the ability to transport crude oil by rail is disrupted because of accidents, weather interruptions, governmental regulation, congestion on rail lines, terrorism, other third-party action or casualty or other events, then JBBR could experience an interruption of supply or delivery, an increased cost of receiving crude oil or a decline in volumes unloaded at the Facility. Recent railcar accidents have led to increased legislative and regulatory scrutiny over the safety of transporting crude oil by rail. Various industry groups and government agencies have implemented and are considering additional new rail car standards, railroad operating procedures and other regulatory requirements. Changing operating practices, as well as potential new regulations on tank car standards and shipper classifications, could increase time required to move crude oil to and from the Facility, increase the cost of rail transportation and decrease the efficiency of JBBR’s receipts of crude oil by rail, any of which could materially reduce the volume of crude oil delivered by rail to the Facility and adversely affect the Partnership’s financial condition, results of operations and cash flows.

The Partnership does not own 100% of the equity interests in JBBR, which may not be as effective in providing operational control as 100% ownership, and the Partnership may have conflicts of interests with its joint venture partner.

The Partnership has entered into a joint venture arrangement with an affiliate of GE EFS to own and manage the Facility.

Pursuant to the JBBR Purchase Agreement, the Partnership will own (indirectly through its holdings in Buyer) 60% of JBBR following the Closing, and the consent of GE EFS or an affiliate thereof (which will own, indirectly through its holdings in Buyer, 40% of JBBR following the Closing) will be required with respect to certain business decisions relative to the operation, ownership and governance of JBBR (and its subsidiaries) as well as with respect to the governance of Buyer, which is the entity that will ultimately be responsible for making distributions to the Partnership in respect of any distributions that it receives from JBBR. If there are disagreements between the Partnership and GE EFS regarding the business and operations of JBBR, the Partnership cannot assure you that it will be able to resolve them in a manner that will be in its best interests. In addition, the Partnership’s joint venture partner (i.e., GE EFS or its affiliate) may (i) have economic or business interests or goals that are inconsistent with the Partnership’s interests, (ii) take actions contrary to the Partnership’s instructions, requests, policies or objectives, (iii) be unable or unwilling to fulfill its obligations, (iv) have financial difficulties or (v) have disputes with the Partnership as to the scope of its responsibilities and obligations. Any of these and other factors may materially and adversely affect the performance of JBBR, which may in turn materially and adversely affect the Partnership’s financial condition and results of operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement by and between CenterPoint Properties Trust, as Seller, and Arc Terminals Joliet Holdings LLC, as Buyer, dated as of February 19, 2015*

10.1	Letter Agreement by and between Arc Terminals Joliet Holdings LLC and Arc Logistics Partners LP dated February 19, 2015

10.2	Letter Agreement by and between Arc Terminals Joliet Holdings LLC and Aircraft Services Corporation dated February 19, 2015

10.3	Interim Investors Agreement by and among Arc Terminals Joliet Holdings LLC, Arc Logistics Partners LP and EFS-S LLC dated as of February 19, 2015

10.4	Unit Purchase Agreement, dated as of February 19, 2015, by and among Arc Logistics Partners LP and the purchasers named therein

10.5	Debt Commitment Letter by and among SunTrust Bank and SunTrust Robinson Humphrey, Inc. and Arc Terminals Holdings LLC dated February 19, 2015

99.1	Press Release dated February 20, 2015

99.2	Investor Presentation dated February 19, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	ARC LOGISTICS GP LLC, its General Partner

Date: February 20, 2015	By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer